UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2026 (July 16, 2026)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Mr. Ajay Kumar Dhadha voluntarily resigned from his positions as Chairman of the Board of Directors and Director of the Company, effective June 30, 2026. His resignation was not the result of any disagreement with the Company regarding its operations, policies, practices, financial reporting, management, or Board of Directors.

Mr. Guy Ofir voluntarily resigned from his positions as Chief Financial Officer, General Counsel, and Director of the Company, effective July 16, 2026. His resignation was not the result of any disagreement with the Company regarding its operations, policies, practices, financial reporting, management, or Board of Directors.

Effective July 16, 2026, the Company appointed Mr. Uri Tadelis as its Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: July 16, 2026

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